UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
May 30, 2013 (May 25, 2013)

SM Energy Company
(Exact name of registrant as specified in its charter)

Delaware	001-31539	41-0518430
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1775 Sherman Street, Suite 1200, Denver, Colorado (Address of principal executive offices)	80203 (Zip Code)

Registrant's telephone number, including area code: (303) 861-8140

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The following sets forth a summary of the revised base salaries for 2013 for SM Energy Company's (the “Company”) Chief Executive Officer, Chief Financial Officer, and the other named executive officers of the Company for whom compensation disclosure was required in the Company's most recent proxy statement filed with the Securities and Exchange Commission on April 11, 2013. The Compensation Committee of the Board of Directors of the Company (the “Committee”) met with its independent compensation consultant on May 25, 2013, to review executive compensation data disclosed by the Company's peers for 2012 and 2013. Based on this discussion, the Committee approved the following revised base salaries for 2013, which reflect increases so that each named executive officer's base salary approximates the median base salary for equivalent positions across the Company's peer group:

Name and Principal Position	2013 Base Salary
Anthony J. Best Chief Executive Officer	$800,000
Javan D. Ottoson President and Chief Operating Officer	$473,000
A. Wade Pursell Executive Vice President and Chief Financial Officer	$419,000
David W. Copeland Executive Vice President, General Counsel and Corporate Secretary	$376,000
Herbert S. Vogel Senior Vice President - Portfolio Development and Technical Services	$349,000

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SM ENERGY COMPANY

Date:	May 30, 2013	By:	/s/ DAVID W. COPELAND
David W. Copeland
Executive Vice President, General Counsel and Corporate Secretary